EXHIBIT 31.4
CERTIFICATION
I, Michael V. Palmeri, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of SEMCO Energy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	/s/ Michael V. Palmeri
Michael V. Palmeri Senior Vice President and Chief Financial Officer (principal financial and accounting officer) SEMCO Energy, Inc.